UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ALTISOURCE RESIDENTIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

BLR PARTNERS LP
BLRPART, LP
BLRGP INC.
FONDREN MANAGEMENT, LP
FMLP INC.
THE RADOFF FAMILY FOUNDATION
OP SELECT FUND, L.P.
OLIVER PRESS INVESTORS, LLC
OLIVER PRESS PARTNERS, LLC
BRADLEY L. RADOFF
AUGUSTUS K. OLIVER II
CLIFFORD PRESS
ANDREW L. PLATT
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

BLR Partners LP, together with the other participants named herein (collectively, “RESI Shareholders Group”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of RESI Shareholders Group’s slate of three highly-qualified director nominees to the Board of Directors of Altisource Residential Corporation, a Maryland corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

On May 10, 2016, after the close of business, RESI Shareholders Group withdrew its slate of nominees for election to the Board of Directors of the Company at the Annual Meeting.  RESI Shareholders Group will not vote any proxies received from stockholders of the Company at the Annual Meeting.